EXHIBIT 10.5

                            PRIDE INTERNATIONAL, INC.
                            LONG-TERM INCENTIVE PLAN

                                 THIRD AMENDMENT


            Pride International, Inc. (the "Company") having previously established the Pride International, Inc. Long-Term Incentive Plan, as amended by the First Amendment thereto effective March 29, 1995, and by the Second Amendment thereto effective May 22, 1997 (the "Plan"), and having reserved the right under Article XIV thereof to amend the Plan, does hereby amend Section 2.6 of the Plan in its entirety to read as follows:

            1. Section 2.6 is amended in its entirety to read as follows:

            "2.6 "Fair Market Value" means, as of the date an Option or SAR is granted hereunder, (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sales price per share of Common Stock on the primary such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iv) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc., or (v) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee."
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            This Amendment shall be effective as of February 26, 1998.

                            PRIDE INTERNATIONAL, INC.



                            By /s/ ROBERT W. RANDALL
                                          Robert W. Randall, Vice President


ATTEST:

/s/ FRIDA A. MARTINEZ

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